EXHIBIT 99.1

         Columbia Bancorp Posts Solid Third Quarter Profits;
       Earns $2.9 Million Net Income, or $0.32 Per Diluted Share

    THE DALLES, Ore.--(BUSINESS WIRE)--Oct. 27, 2004--Columbia Bancorp (Nasdaq:CBBO), the financial holding company for Columbia River Bank, today reported strong loan and deposit growth and generated solid profits in the third quarter of 2004. During the third quarter, Columbia produced net income of $2.9 million, or $0.32 per diluted share, up 25% compared to $2.3 million, or $0.26 per diluted share, in the second quarter of 2004, and off 5% from the record results of $3.1 million, or $0.34 per diluted share, generated in the third quarter of 2003. Year-to-date net income increased to $7.2 million, or $0.80 per diluted share, compared to $6.9 million, or $0.77 per diluted share in the first nine months of 2003.
    "Solid growth in net interest income, fueled by strong loan and deposit growth, almost offset the reduction in mortgage lending revenues caused by the slowdown in mortgage applications. While our core business continues to grow and do well, the slower pace of mortgage applications this year has reduced total mortgage banking revenues by more than $500,000 in the third quarter and by almost $1.4 million year-to-date on a comparative basis to last year," said Roger Christensen, President and Chief Executive Officer. "In addition, as previously reported, the sale of investment securities in the prior year added more than $457,000 before tax, or $0.03 per diluted share after-tax, to third quarter profits in 2003."
    Balance sheet growth over the past 12 months showed gross loans increased 26% and total deposits increased 21% at the end of the third quarter. "We are very pleased with the continuing strong demand for business loans in our markets. In fact, our loan growth does not include $16.6 million in loans which were sold or participated during the quarter as a part of our capital and liquidity management strategy," said Greg Spear, Chief Financial Officer.

    FINANCIAL HIGHLIGHTS

    --  3Q04 Return on Equity (ROE) was 18.60%; Year-to-date ROE was
        16.02%

    --  3Q04 Return on Assets (ROA) was 1.68%; Year-to-date ROA was
        1.52%

    --  3Q04 Net Interest Margin (NIM) of 5.86%; Year-to-date NIM of
        6.08%

    -- 3Q04 Efficiency Ratio of 52.96%; Year-to-date Efficiency Ratio of 55.51%

    INCOME STATEMENT PERFORMANCE

    Revenue (net interest income plus non-interest income) for the third quarter was $11.2 million, a 5% increase compared to the second quarter of 2004 and a 3% increase from the third quarter a year ago. Year-to-date revenue increased 4% to $31.6 million from $30.3 million in the first nine months of 2003. Net interest income before provision for loan losses grew 14% to $9.2 million in the third quarter and 11% to $26.1 million year-to-date, compared to $8.0 million in the third quarter and $23.5 million in the first nine months of 2003.
    Top line growth reflects the increased revenues from the growing loan portfolio, as well as the contribution from loan sales, which generated $95,207 in gains and $156,182 from the accelerated recognition of deferred loan fees. The provision for loan losses totaled $550,000 in the third quarter and $2.6 million year-to-date, resulting from strong growth in the loan portfolio and a level ratio of reserves to total loans. Net interest margin on a tax equivalent basis was 5.86% for the third quarter and 6.08% for the first nine months of 2004, compared to 5.97% and 6.14% in the respective periods of 2003.
    Third quarter non-interest income dropped 29% to $2.0 million from $2.8 million in the third quarter a year ago, reflecting lower mortgage originations and no gain on sale of securities. Year-to-date non-interest income was down 19% to $5.5 million from $6.8 million in the first nine months of 2003.
    "Overhead expenses grew moderately during the third quarter. Company-wide cost consciousness reduced the impact of the costs from the two new branches opened in Bend and Redmond, Oregon, earlier this year," said Craig Ortega, Chief Operating Officer. For the third quarter of 2004, non-interest expense was $6.0 million up 6% from $5.7 million in the third quarter of 2003. For the first nine months of 2004, non-interest expense was $17.6 million, up 3% from $17.0 million in the first nine months 2003.
    "Operating efficiencies improved year-to-date, were flat with the second quarter and slightly higher than the year ago quarter, reflecting the growth in our branch network," said Ortega. For the third quarter, the efficiency ratio was 52.96% compared to 51.95% for the third quarter last year. For the first nine months of 2004, the efficiency ratio was 55.51% compared to 56.13% for the first nine months of 2003. The efficiency ratio, calculated by dividing non-interest expense by net interest income and non-interest income, measures overhead costs as a percentage of total revenues.

    BALANCE SHEET PERFORMANCE

    The loan portfolio grew 26% to $578.3 million at September 30, 2004, compared to $460.3 million at September 30, 2003. "Our branch network serves some of the fastest growing parts of the Northwest region, and that growth is fueling demand for new business services," said Shane Correa, Chief Banking Officer. "We have produced solid growth in the loan portfolio with real estate loans up 16%, agriculture loans up 30%, real estate construction loans up 71% and commercial loans up 17% from year ago levels. Our expertise in agricultural, residential and commercial lending has helped us build a well-diversified portfolio anchored by real estate loans that account for 40% of the portfolio, commercial loans accounting for 16%, agricultural loans at 14% and construction loans at 26% of the portfolio at September 30, 2004."
    Total assets grew 21% to $720.5 million at September 30, 2004, compared to $594.4 million a year earlier. The carrying value of the mortgage servicing asset as of September 30, 2004, was $2.4 million, which represents 67 basis points of the serviced loans. "Over the past five years, we have reduced the mortgage servicing asset by more than $8 million through a combination of valuation write-downs and amortization. At this level, we believe there is little or no risk for future valuation adjustments, and this asset reflects the current expected liquidation value," said Christensen.
    Total deposits increased 21% to $615.1 million at September 30, 2004, compared $506.3 million at September 30, 2003. "As we have increased our competitive position in the market, we are attracting deposits in every category," said Correa. Core deposits (excluding time certificates) increased 13% to $423.0 million at the end of the quarter compared to $374.0 million a year ago.
    Shareholders' equity increased 14% to $63.0 million, or $7.15 per share at September 30, 2004, compared to $55.4 million, or $6.34 per share at September 30, 2003. Tangible book value per share at September 30, 2004, was $6.04 compared to $5.07 at September 30, 2003.

    ASSET QUALITY

    "While the increase in non-performing loans is not a welcome change, our loan quality remains on par with the average of the Federal Financial Institutions Examination Council's for all commercial banks with assets between $300 million and $1 billion as of June 30, 2004," said Britt Thomas, Chief Credit Officer. Non-performing assets were higher than normal because of one large loan in the amount of $3.1 million and a $1.4 million piece of property in other real estate owned ("OREO"). Together these assets totaled 84% of total non-performing assets. "We believe our sources of repayment on the large loan remain adequate and the property in OREO is adequately valued." Total non-performing assets at the end of the quarter were $5.3 million, or 0.74% of total assets, compared to $2.1 million, or 0.36% of total assets a year ago and $3.1 million or 0.46% at the end of the prior quarter.
    Net charge-offs in the third quarter totaled $340,000, or 0.06% of gross loans, compared to $326,000 or 0.06% of gross loans at June 30, 2004, and $244,000, or 0.05% of gross loans at September 30, 2003. For the first nine months of the year, net charge-offs were $1.1 million, or 0.19% of gross loans, compared to $2.2 million, or 0.48% of gross loans a year ago. Allowance for loan loss was $8.2 million or 1.41% of gross loans at September 30, 2004, as compared to $6.6 million or 1.43% at September 30, 2003.

    LOOKING AHEAD

    "We are still on track to complete the sale of a parcel of land located near our headquarters in The Dalles, Oregon, this year, with an expected gain of approximately $0.03 to $0.05 per diluted share," Ortega noted. "We have completed a land purchase for a new branch in the Tri-Cities (Kennewick, Pasco, Richland) area of Washington State. Now that we have established a strong presence in the Central Oregon market, we plan to focus our expansion efforts on the Columbia Basin with this new Tri-Cities office, as well as explore opportunities to build upon our presence in the Willamette Valley in Oregon."
    "Our compliance efforts to meet the requirements of Sarbanes-Oxley are going well and we are on track to complete our required documentation and testing procedures by year end," said Christensen.

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a Teleconference and Webcast on Wednesday, October 27, 2004, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss 2004's third quarter results. To participate in the call dial 1-888-339-2688, and use conference ID 85424140. The live Webcast can be heard by going to Columbia Bancorp's Web Site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.
    The call replay will be available starting two hours after the completion of the live call, until November 1, 2004. To listen to the replay dial 1-888-286-8010 and use access code 67243393. In addition, the Webcast will be archived on Columbia Bancorp's Website.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 20 branches located in The Dalles (2), Hood River, Bend (4), Madras, Redmond (2), Pendleton, Hermiston, McMinnville (3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Kennewick, Washington. Columbia River Bank also provides mortgage-lending services through CRB Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD-LOOKING STATEMENTS

    Forward-looking statements about the financial condition, results of operations, plans and business of Columbia are subject to various risks and uncertainties that could cause actual results to differ materially from those set forth in this release. These include, without limitation, changes in the overall economic condition and interest rate markets that would impact our interest rate margins and our operating expenses; our ability accurately to assess the value of intangible assets and to monitor loan quality and loan loss reserve adequacy; our ability timely to collect non-performing loans or to realize on the underlying collateral; the impact of competition on revenues and margins and on our expansion strategy, Columbia's ability to open and generate growth from new branches, achieve resolution on non-performing assets, and other risks and uncertainties, including statements relating to the year 2004, some of which are described from time to time in our public announcements and filings with the Securities and Exchange Commission ("SEC"). Some forward-looking statements can be identified by the use of forward-looking terminology, such as "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Forward-looking statements offered in this release are accurate only as of the date released, and we do not intend to update these forward-looking statements to reflect subsequent events or circumstances.


INCOME STATEMENT
(Unaudited)
(In thousands, except per share data and ratios)

                        Three Months
                           Ended         %    Nine Months Ended   %
                         Sept. 30,     Change     Sept.  30,    Change
                      ---------------- ------ ----------------- ------
                         2004    2003            2004     2003
                       -------  ------         -------  -------
Interest income       $11,208  $9,737     15% $31,167  $28,715      9%
Interest expense        2,026   1,703     19%   5,048    5,248     -4%
                       -------  ------         -------  -------
Net interest income
 before provision for
  loan losses           9,182   8,034     14%  26,119   23,467     11%
Provision for loan
 losses                   550     400     38%   2,640    2,400     10%
                       -------  ------         -------  -------
Net interest income
   after provision
    for loan losses     8,632   7,634     13%  23,479   21,067     11%
Non-interest income:
  Service charges and
   fees                 1,196   1,121      7%   3,443    3,188      8%
  Credit card
   discounts and fees     132     128      3%     350      318     10%
  CRB Financial
   Services Team
    revenues               93     181    -49%     395      433     -9%
  Mortgage servicing,
   net                   (101)    277   -136%    (535)       1     NM
  Gain on sale of
   mortgage loans          85    (202)   142%     165     (219)   175%
  Mortgage loan
   origination income     203     660    -69%     714    1,935    -63%
  Gain/loss from
   "called" bond           (7)      -      0%      (7)       5   -243%
  Gain from sale of
   securities               -     457   -100%       -      457   -100%
  Gain from sale of
   loans                   95       -      0%      95        -      0%
  Other non-interest
   income                 321     220     46%     894      696     28%
                       -------  ------         -------  -------
    Total non-interest
     income             2,017   2,843    -29%   5,514    6,814    -19%
Non-interest expense:
  Salaries and
   employee benefits    3,468   3,458      0%   9,776   10,140     -4%
  Occupancy expense       700     576     22%   1,898    1,697     12%
  Item and statement
   processing             124     109     14%     378      260     46%
  Other non-interest
   expense              1,722   1,509     14%   5,506    4,900     12%
                       -------  ------         -------  -------
    Total non-interest
     expense            6,014   5,651      6%  17,558   16,997      3%
                       -------  ------         -------  -------
Income before
 provision for income
  taxes                  4,635   4,826     -4%  11,435   10,884     5%
Provision for income
 taxes                  1,737   1,767     -2%   4,205    3,964      6%
                       -------  ------         -------  -------
Net income            $ 2,898  $3,059     -5% $ 7,230  $ 6,920      4%
                       =======  ======         =======  =======

Earnings per common
 share
  Basic               $  0.33  $ 0.35     -6% $  0.82  $  0.79      4%
  Diluted                0.32    0.34     -6%    0.80     0.77      4%
Cumulative dividend
 per common share        0.09    0.08     13%    0.27     0.23     17%
Weighted average
 shares outstanding
  Basic                 8,803   8,734           8,786    8,709
  Diluted               9,037   8,987           9,026    8,982
Actual shares
 outstanding            8,811   8,734           8,811    8,734

                       Quarter Ended           Year to Date
                      ---------------         ----------------
RATIOS                  Sept.   Sept.           Sept.    Sept.
                         30,     30,             30,      30,
                        2004    2003            2004     2003
                      -------- -------        -------- --------
Yield on interest-
 earning assets, tax
  equivalent             7.14%   7.23%           7.24%    7.49%
Interest rate expense
 on interest-bearing
  liabilities            1.79%   1.76%           1.64%    1.87%
Interest rate spread     5.35%   5.47%           5.60%    5.62%
Net interest margin,
 tax equivalent          5.86%   5.97%           6.08%    6.14%
Efficiency ratio (1)    52.96%  51.95%          55.51%   56.13%
Return on average
 assets                  1.68%   2.06%           1.52%    1.63%
Return on average
 equity                 18.60%  22.01%          16.02%   17.48%
Average equity /
 average assets          9.04%   9.35%           9.51%    9.34%

(1) Non-interest expense divided by           NM=Not Meaningful
    net interest income and non-interest
    income.


BALANCE SHEET
(Unaudited)
(In thousands, except per share data)

ASSETS                            Sept. 30, Dec. 31,  Sept. 30,   %
                                    2004      2003      2003    Change
                                  --------- --------- --------- ------
Cash and cash equivalents         $ 80,087  $ 53,866  $ 63,554     26%
Investment securities               32,242    31,682    43,785    -26%
Loans:
 Commercial loans                   93,643    86,163    80,125     17%
 Agricultural loans                 80,977    64,059    62,114     30%
 Real estate loans                 228,463   206,754   197,790     16%
 Real estate loans - construction  151,104    87,427    88,223     71%
 Consumer loans                     15,466    18,242    19,341    -20%
 Other loans                         7,061     6,975     6,443     10%
                                   --------  --------  --------
    Gross loans, excluding loans
     held for sale                 576,714   469,620   454,036     27%

 Loans held for sale                 1,573     2,792     6,214    -75%
                                   --------  --------  --------
   Total gross loans               578,287   472,412   460,250     26%

 Unearned loan fees                 (1,757)   (1,450)   (1,394)    26%
 Allowance for loan losses          (8,150)   (6,612)   (6,604)    23%
                                   --------  --------  --------
     Net loans                     568,380   464,350   452,252     26%

Property and equipment, net         15,867    13,767    13,580     17%
Goodwill                             7,389     7,389     7,389      0%
Mortgage servicing asset, net        2,385     3,691     3,709    -36%
Other assets                        14,186     9,391    10,171     39%
                                   --------  --------  --------
      Total assets                $720,536  $584,136  $594,440     21%
                                   ========  ========  ========

LIABILITIES
Deposits:
 Non-interest bearing demand
  deposits                        $184,999  $150,425  $152,353     21%
 Interest bearing demand deposits  201,127   187,452   190,424      6%
 Savings accounts                   36,874    35,733    31,177     18%
 Time certificates                 192,082   122,748   132,308     45%
                                   --------  --------  --------
   Total deposits                  615,082   496,358   506,262     21%

Borrowings                          39,625    25,983    28,340     40%
Other liabilities                    2,863     3,991     4,432    -35%
                                   --------  --------  --------
      Total liabilities            657,570   526,332   539,034     22%

Shareholders' equity                62,966    57,804    55,406     14%
                                   --------  --------  --------
      Total liabilities and
       shareholders' equity       $720,536  $584,136  $594,440     21%
                                   ========  ========  ========

Book value per common share       $   7.15  $   6.61  $   6.34     13%
Tangible book value per common
 share (1)                        $   6.04  $   5.34  $   5.07     19%

(1) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.


ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except quantities and ratios)
NON-PERFORMING ASSETS                        Sept. 30, Sept. 30,
                                                2004      2003
                                             --------- ---------
Delinquent loans on non-accrual status       $  3,884  $  2,110
Delinquent loans on accrual status                  -         -
Restructured loans                                  -        11
                                              --------  --------
Total non-performing loans                      3,884     2,121
Other real estate owned                         1,460         -
                                              --------  --------
Total non-performing assets                  $  5,344  $  2,121
                                              ========  ========
Total non-performing assets / total assets       0.74%     0.36%


                               Quarter Ended       Year to Date
                            ------------------- -------------------
ALLOWANCE FOR LOAN LOSSES   Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                               2004      2003      2004      2003
                            --------- --------- --------- ----------
Balance at beginning of
 period                     $  7,940   $ 6,448   $ 6,612    $ 6,417
Provision for loan losses        550       400     2,640      2,400
Recoveries                        25        50        61         96
Charge offs                     (365)     (294)   (1,163)    (2,309)
                             --------   -------   -------    -------
Balance at end of period    $  8,150   $ 6,604   $ 8,150    $ 6,604
                             ========   =======   =======    =======

Allowance for loan losses /
 gross loans and loans held
  for sale                                          1.41%      1.43%
Non-performing loans /
 allowance for loan losses                         47.65%     32.11%


                                Quarter Ended       Year to Date
                             ------------------- -------------------
OPERATING PERFORMANCE        Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                2004      2003      2004      2003
                             --------- --------- --------- ---------
Average interest-earning
 assets                      $629,560  $537,583  $579,996  $517,271
Average gross loans and
 loans held for sale          577,945   467,538   532,365   455,197
Average assets                685,915   589,766   633,732   566,739
Average interest-bearing
 liabilities                  450,551   384,976   411,023   375,700
Average interest-bearing
 deposits                     411,299   354,766   373,259   346,012
Average deposits              580,686   501,696   532,119   480,899
Average liabilities           623,930   534,631   573,456   513,805
Average equity                 61,985    55,135    60,277    52,935


                                Quarter Ended
                             -------------------
MORTGAGE SERVICING           Sept. 30, Sept. 30,
                                2004     2003
                             --------- ---------
Mortgage servicing asset,
 net                         $  2,385  $  3,709
Mortgage loans serviced      $355,184  $454,963
Mortgage loans serviced
 number (quantity)              3,092     3,862
Mortgage loans produced
 (quantity)                       122       494
Mortgage servicing asset
 multiple                        0.67%     0.82%


MORTGAGE SERVICING ASSET RECONCILIATION
Mortgage servicing asset
 (MSA), beginning            Q3 2004 Q2 2004 Q1 2004    2003     2002
                             ------- ------- -------  -------  -------
Add servicing retained
 premiums                    $2,724  $3,175  $3,691  $ 4,614  $ 6,197
Deduct MSA amortization           -      40      53    1,935    2,227
Deduct MSA valuation
 adjustments                   (339)   (491)   (569)  (2,000)  (1,029)
Mortgage servicing asset,
 ending                           -       -       -     (858)  (2,781)
                              ------  ------  ------  -------  -------
                             $2,385  $2,724  $3,175  $ 3,691  $ 4,614
                              ======  ======  ======  =======  =======

    CONTACT: Columbia Bancorp
             Roger L. Christensen, 541-298-6633
             rchristensen@columbiabancorp.com
             or
             Greg B. Spear, 541-298-6612
             gspear@columbiabancorp.com